Exhibit 15

                               ESCROW AGREEMENT


               THIS ESCROW AGREEMENT (this "Agreement"), dated the 15th day of September, 1992, is among SHONEY'S, INC. ("Shoney's"), RAYMOND L. DANNER ("Danner"), and EQUITABLE TRUST COMPANY (the "Escrow Agent").

                              W I T N E S S E T H

               WHEREAS, Shoney's and Danner are parties to a capital contribution agreement of even date herewith (the "Capital Contribution Agreement"), to which this Agreement is an Exhibit; and

               WHEREAS, all capitalized terms used herein that are defined in the Capital Contribution Agreement shall have the same meanings when used in this Agreement; and

               WHEREAS, pursuant to the Capital Contribution Agreement, Danner is to deposit with the Escrow Agent the Contribution Shares, which are to be distributed to Shoney's or returned to Danner in accordance with the terms of the Capital Contribution Agreement; and

               WHEREAS, Danner and Shoney's desire to enter into this Agreement with the Escrow Agent and to have the Escrow Agent preform the duties of the Escrow Agent under the Capital Contribution Agreement; and

               WHEREAS, the Escrow Agent is willing to enter into this Agreement and to perform such duties, subject to the terms and conditions of this Agreement;

               NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Escrow Shares. Pursuant to the Capital Contribution Agreement, Danner hereby deposits with the Escrow Agent the Contribution Shares, endorsed in blank or accompanied by appropriate stock powers executed in blank.

               2. Purpose of Escrow. Shoney's and Danner have agreed to deposit the Contribution Shares with Escrow Agent for the purpose of making a distribution of the Contribution Shares to Shoney's and/or returning, if appropriate, the Contribution Shares to Danner as required by the Capital Contribution Agreement.

               3.    Delivery of Escrow Shares.

               (a) The Contribution Shares shall be distributed by the Escrow Agent to Shoney's within five (5) business days after satisfaction of all of the following conditions:

                     (i) The approval by the court of a final settlement agreement and/or consent decree in the Civil Action pursuant to which Shoney's and Danner are completely and finally released from all claims, rights and causes of action of any kind by the plaintiffs (including any class of plaintiffs) in the Civil Action with the exception of claims, rights and causes of action by any plaintiffs who may opt out of any class settlement of the Civil Action or arising out of any settlement agreement and/or consent decree in the Civil Action or breach thereof and such settlement agreement and/or consent decree has become final and non-appealable; and

                     (ii)  Delivery of the Notice to Danner and the Escrow
               Agent.

               (b) Unless Danner objects, in writing, to any of the statements in the Notice within five (5) business days after the Notice is delivered to the Escrow Agent and Danner, the Escrow Agent may conclusively rely on the Notice's statement that condition (a)(i) above has been satisfied.

               (c) If Danner objects to the Notice in the manner and within the time period set forth above, the Escrow Agent, within five (5) business days after receipt of Danner's objection, shall interplead the Escrow Shares by causing to be filed an appropriate action in the Chancery Court for Davidson County, Tennessee requesting the court to determine whether the Contribution Shares are distributable to Shoney's.

               (d) If, on or before December 31, 1992, a motion by Danner, Shoney's and the plaintiffs in the Civil Action seeking conditional approval of a settlement of the Civil Action, as contemplated in
         Section 3(a)(i), is not filed, the Contribution Shares shall be returned to Danner.

               4.    Acts and Duties of the Escrow Agent.

               (a) The Escrow Agent may engage the services of such accountants and of professionals as the Escrow Agent, may, in its sole discretion, deem advisable to carry out its duties under this Agreement. Shoney's and Danner jointly and severally agree to reimburse the Escrow Agent for all costs, expenses and professional fees incurred hereunder.

               (b) The Escrow Agent's sole duties are to hold and distribute the Contribution Shares as provided for in the Capital Contribution Agreement and in this Agreement, and upon delivery of the Contribution Shares to Shoney's and/or the return to Danner, if and when appropriate, of the Contribution Shares, the Escrow Agent's obligations hereunder shall cease. The Escrow Agent is acting hereunder only as a conduit for the convenience of the parties, and has no legal or equitable interest in, or control over, the Escrow Shares.

               (c) The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof. The Escrow Agent shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct. The Escrow Agent may rely on, and shall be protected in acting or refraining from acting on, any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby. Shoney's and Danner each hereby release the Escrow Agent from any liability from any act done or omitted to be done by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except for acts or omissions that constitute gross negligence or willful misconduct. In no event will Escrow Agent have any liability for consequential, special or incidental damages of any kind. Shoney's and Danner hereby jointly and severally indemnify and hold the Escrow Agent free and harmless from and against any claim, liability, expenses, damages, suit, costs (including reasonable attorneys' fees and disbursements) or other obligation incurred or arising out of or in connection with this Agreement or the Escrow Shares, excluding only Escrow Agent's liability for its own willful misconduct or gross negligence.

               (d) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Shoney's and Danner specifying a date (not less than ten or more than thirty days after the giving of such notice) when such registration shall take effect. Escrow Agent shall continue to serve until Danner and Shoney's appoint a successor Escrow Agent by mutual agreement, provided however, that if Danner and Shoney's are unable to agree upon a successor Escrow Agent within thirty days after such notice, the Escrow Agent shall be entitled to appoint its successor.

               5. Termination of Escrow. Upon the distribution of the Contribution Shares to Shoney's and/or the return to Danner, if and when appropriate, of all or a portion of the Escrow Shares, this Agreement shall terminate.

               6. Counterparts. This Agreement may be executed in several counterparts, each of which, when executed, shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

               7. Notices. Any notice or demand given or served by one party to the other shall not be deemed to have been duly given or served unless in writing and forwarded by hand delivery, addressed as follows:

               If to Shoney's:         Shoney's, Inc.,
                                       1727 Elm Hill Pike
                                       Nashville, Tennessee 37210
                                       Attn:  Secretary

               If to Danner:           c/o The Danner Company
                                       1451 Elm Hill Pike
                                       Suite 114
                                       Nashville, Tennessee 37210

               If to Escrow Agent:     Equitable Trust Company
                                       Suite 800
                                       Nashville City Center
                                       Nashville, Tennessee 37219
                                       Attn:  Kirk M. Scobey, Jr.

The person and place to which notices are to be delivered may be changed by a party upon written notice to the others.

               8. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and assigns.

               9. Amendments. This Agreement cannot be amended, modified, supplemented or rescinded except in writing signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless such waiver is in writing signed by the parties hereto.

               10. Construction. As used herein, the single number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. This instrument shall be construed and interpreted in accordance with the laws of the state of Tennessee. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not in any way affect the meaning, validity or enforceability of any term or provision of this instrument. All references herein to "section" or "paragraph" shall mean the appropriate number section or paragraph of this instrument except where reference is particularly made to some other instrument or document.

               11. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. There are no arrangements, understandings, restrictions, representations or warranties between the parties other than those expressly set forth herein.


               IN WITNESS WHEREOF, the parties hereto, Shoney's by its duly authorized officer, have executed this Agreement as of the date first set forth above.


                                       _______________________
                                       Raymond L. Danner


                                       SHONEY'S, INC.

                                       By:____________________

                                       Title:_________________

                                       ESCROW AGENT:

                                       EQUITABLE TRUST COMPANY

                                       By:____________________

                                       Title:_________________